UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 25, 2016

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 25, 2016, John Bishop, Chief Executive Officer of Cepheid, announced that, in connection with the closing of Cepheid’s previously announced merger with Danaher Corporation (the “Merger”), he will retire from his position as Chief Executive Officer of Cepheid, effective as of, and contingent upon, the closing of the Merger.

Additional Information About the Merger

In connection with the proposed Merger, Cepheid filed a definitive proxy statement with the Securities Exchange Commission (“SEC”) on October 7, 2016. The definitive proxy statement has been mailed to Cepheid shareholders and contains important information about the proposed merger and related matters. CEPHEID SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Cepheid shareholders are advised that they may obtain free copies of the definitive proxy statement filed by Cepheid with the SEC on the SEC’s website at http://www.sec.gov. In addition, free copies of the definitive proxy statement may be obtained from Cepheid’s website at http://ir.cepheid.com/ or from Cepheid by written request to Investor Relations, 904 Caribbean Drive, Sunnyvale, CA 94089.

Danaher, Cepheid and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Cepheid shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Danaher’s executive officers and directors in the solicitation by reading Danaher’s most recent Annual Report on Form 10-K, which was filed with the SEC on February 24, 2016 and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Cepheid’s participants in the solicitation, which may, in some cases, be different than those of Cepheid’s shareholders generally, are set forth in the definitive proxy statement relating to the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: October 28, 2016	By:	/s/ Dan Madden
Name: Dan Madden
Title: Executive Vice President, Chief Financial Officer